EXHIBIT 10.1

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (the “Agreement”) is made as of November 18, 2024, by and between Virpax Pharmaceuticals, Inc., a Delaware corporation (“Virpax” or the “Company”), and Chaudhry U Consulting Inc., a Canadian corporation (the “Contractor”), represented by Usama Chaudhry.

1. Engagement of Services

Virpax hereby engages Contractor to perform services as the Chief Financial Officer (the “CFO”) of the Company, and Contractor agrees to provide such services as described below in accordance with the terms and conditions of this Agreement.

2. Scope of Services

Contractor, through Usama Chaudhry, will perform the following duties for the Company:

●	Oversee financial reporting, budgeting, and compliance functions.

●	Develop and implement financial strategies.

●	Prepare financial statements and reports as required.

●	Fulfill other duties customary to the role of CFO or as otherwise agreed in writing by both parties.

Contractor is expected to be available during agreed-upon hours and may perform services either remotely or on-site as required and mutually agreed upon. Contractor has full discretion over how the services are performed, provided they meet the Company’s requirements as set forth in this Agreement.

3. Compensation

1.	Annual Fee: Virpax will pay Contractor an annual fee of $180,000 USD for services, payable in installments upon monthly invoicing.

2.	Invoicing and Payment: Contractor will invoice the Company monthly. Virpax shall remit payment within 30 days of receipt of each invoice.

3.	Expense Reimbursement: The Company shall reimburse Contractor for reasonable, pre-approved expenses incurred in providing services. Contractor shall submit receipts for any expenses exceeding $250 for approval prior to reimbursement.

4. Performance Review

Company and Contractor shall meet quarterly to review performance and discuss adjustments in duties, goals, or compensation, as necessary.

5. Term and Termination

1.	Term: This Agreement shall commence on November 18, 2024 and continue until terminated as provided herein.

2.	Termination:

o	Either party may terminate this Agreement, with or without cause, upon providing 30 days’ written notice.

o	The Company may terminate immediately for cause, which includes, but is not limited to, a material breach of this Agreement, gross negligence, willful misconduct, or fraud by Contractor.

6. Independent Contractor Status

Contractor and Usama Chaudhry are independent contractors and shall remain so. Nothing in this Agreement shall create an employer-employee, partnership, or joint venture relationship. Contractor is responsible for their own taxes and shall comply with all applicable laws and regulations in the performance of services under this Agreement.

7. Confidentiality and Non-Disclosure

1.	Confidential Information: Contractor agrees to hold in strict confidence and not disclose any proprietary, confidential, or trade secret information of Virpax, including but not limited to business plans, financial information, intellectual property, customer information, and other sensitive information (“Confidential Information”).

2.	Post-Termination Confidentiality: Contractor’s confidentiality obligation shall continue indefinitely after termination of this Agreement.

8. Intellectual Property Ownership

1.	Work Product: Any inventions, discoveries, developments, or works created in connection with Contractor’s services shall be the exclusive property of Virpax. Contractor hereby assigns any rights to such work product to Virpax.

2.	Pre-Existing Intellectual Property: Contractor retains all rights to pre-existing intellectual property disclosed in writing to the Company before commencing services.

9. Non-Competition and Non-Solicitation

During the term of this Agreement and for twelve (12) months post-termination, Contractor agrees not to:

●	Compete with Virpax or provide services to a competitor.

●	Use Virpax’s intellectual property, trade secrets, or Confidential Information to solicit Virpax’s employees, clients, or business partners.

10. Indemnification and Limitation of Liability

1.	Mutual Indemnity: Contractor shall indemnify and hold harmless Virpax from liabilities arising from Contractor’s negligence, except due to the Company’s gross negligence or misconduct. Virpax will indemnify Contractor for claims from the Company’s gross negligence.

2.	Limitation of Liability: Neither party shall be liable for indirect, incidental, or consequential damages, except in cases of gross negligence or willful misconduct.

11. Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with Delaware law, without regard to its conflict of law principles. Any disputes shall be resolved through arbitration before escalating to the exclusive jurisdiction of Pennsylvania courts.

12. Compliance with Laws and Taxes

Contractor is responsible for all applicable taxes and compliance with U.S. and Canadian regulations. Both parties shall act in accordance with all applicable laws in performing their obligations under this Agreement.

13. Miscellaneous

1.	Entire Agreement: This Agreement is the full and final understanding between the parties, superseding prior agreements.

2.	Amendments: Modifications shall be in writing and signed by both parties.

3.	Severability: If any provision is found invalid, the remaining provisions shall remain effective.

4.	Assignment: Contractor may not assign its rights or delegate duties without Virpax’s written consent.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Virpax Pharmaceuticals, Inc.
By:
Name:	Jantinder Dhaliwal
Title:	Chief Executive Officer

Chaudhry U Consulting Inc.
By:
Name:	Usama Chaudhry